Exhibit 10.9

Spousal Consent Letter

The undersigned, [Name of Spouse], a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: [ID Card Number], is the lawful spouse of [Name of VIE Shareholder], a PRC citizen with PRC Identification Card No.: [ID Card Number]. I hereby unconditionally and irrevocably agree to the following documents signed by [Name of VIE Shareholder] on March 29, 2019 (hereinafter referred to as “Transaction Documents”), and agree to dispose the equity interests of Cloudminds (Shenzhen) Holdings Co., Ltd. (hereinafter referred to as “the Company”) held and registered by [Name of VIE Shareholder] under his/her name in accordance with the provisions of the following documents:

(1) The Amended and Restated Exclusive Purchase Option Agreement signed with Cloudminds Inc. and its subsidiary, Cloudminds (Shenzhen) Robotics Systems Co., Ltd. (hereinafter referred to as “WFOE”), and the Company;

(2) The Amended and Restated Equity Pledge Agreement signed with the WFOE and the Company;

(3) The Amended and Restated Loan Agreement signed with the WFOE;

(4) The Power of Attorney signed by [Name of VIE Shareholder].

I undertake not to make any claim on the equities of the Company held by [Name of VIE Shareholder]. I further confirm that [Name of VIE Shareholder] does not need to be further authorized or approved by me to perform the Transaction Documents and further modify or terminate the Transaction Documents.

I undertake to sign all necessary documents and take all necessary actions to ensure that the Transaction Documents (as amended from time to time) are properly performed.

I agree and undertake that if I acquire any equities of the Company held by [Name of VIE Shareholder] for any reason, I shall be subject to (as amended from time to time) the Transaction Documents and the Amended and Restated Exclusive Consulting and Services Agreement (hereinafter referred to as “Exclusive Consulting and Service Agreement”) signed between the WFOE and the Company on March 29, 2019, and comply with the obligations as the Company’s shareholders (as amended from time to time) under the Transaction Documents and the Exclusive Consulting and Service Agreement, and for this purpose, once the WFOE makes a requests, I shall sign a series of written documents with the same format and content as the Transaction Documents (as amended from time to time) and the Exclusive Consulting and Service Agreement.

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By:	/s/ [Name of Spouse]
Name:	[Name of Spouse]

Signature page of Spousal Consent Letter

Schedule of Material Differences

One or more persons entered into a spousal consent using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Spouse	Name of VIE Shareholder
1	Fengyan Sha	Haitao Jiang
2	Xun Gu	Bing Wang
3	Xia Liu	Guanghua Yang